EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated October 10, 2000 on our audit of the financial statements of Junum Incorporated (formerly Eurbid.com, Inc.) as of June 30, 2000 included in the Company's Annual Report on Form 10-KSB.



MALONE & BAILEY, PLLC
Houston, Texas


March 15, 2001





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